UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2011

INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 S.E. Third Street
P.O. Box 868
Evansville, Indiana 47705-0868
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(812) 464-9677

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.   Bankruptcy or Receivership

On July 29, 2011, the Office of the Comptroller of the Currency, pursuant to 12 USC §§1464(d)(2)(A) and (d)(2)(E)(ii), closed Integra Bank N.A. (the “Bank”), and appointed the Federal Depository Insurance Corporation (the “FDIC”) as receiver of the Bank.  The Bank was the subsidiary of Integra Bank Corporation (the “Company”).

In connection with the closure of the Bank, the FDIC issued a press release, dated July 29, 2011, announcing the following:

•
The FDIC entered into a purchase and assumption agreement with Old National Bank of Evansville, Indiana, to assume all of the deposits of the Bank.  Accordingly, all depositors of the Bank, including those with deposits in excess of the FDIC’s insurance limits, will automatically become depositors of Old National Bank for the full amount of their deposits, and they will continue to have uninterrupted access to the Bank’s deposits.  Deposits will continue to be insured by the FDIC, so there is no need for customers to change their banking relationship to retain their deposit insurance.

•	Beginning on Saturday, July 30, 2011, all banking offices of the Bank will open for business as branches of Old National Bank.

•
In addition to assuming all of the deposits of the Bank, Old National Bank purchased essentially all of the Bank’s assets pursuant to a loss-share transaction of approximately $1.2 billion of the Bank’s assets.  The loss-share transaction provides for Old National Bank and the FDIC to share in the losses on the assets covered under this agreement.

•
Customers who have questions about the foregoing matters, or who would like more information about the closure of the Bank, can visit the FDIC’s wet site located at http://www.fdic.gov/bank/individual/failed/integra.html, or call the FDIC toll-free at (800) 830-6698.

A complete copy of the FDIC’s press release can be found on the internet at http://www.fdic.gov.

Given that the Company’s principal asset was the capital stock of the Bank and that the Company does not expect to receive any recovery from the receivership process for the Bank, on July 30, 2011, the Company filed a voluntary petition for relief under Chapter 7 of Title 11 of the United States Code before the United States Bankruptcy Court for the Southern District of Indiana, Evansville Division (the “Bankruptcy Filing”), as Case No. 11-71224-BHL-7A.

On July 30, 2011, Michael J. Alley, Chairman and Chief Executive Officer, made public a letter to shareholders and friends describing the above events.  A copy of the letter is filed as Exhibit 99.1 to this report.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As of June 30, 2011, the Company had six outstanding issues of junior subordinated debentures (the “Debentures”) in the aggregate principal amount of approximately $99.1 million.  Four of the six series of Debentures are related to outstanding series of trust preferred securities (the “Trust Preferred Securities” and, together with the Debentures, the “Securities”).  The Company has unconditionally guaranteed the repayment of the Trust Preferred Securities.  The appointment of the FDIC as receiver for the Bank and the Bankruptcy Filing each constitute a triggering event, or “Event of Default,” under the terms of the indentures and guarantees relating to the Securities.  The holders of the following Securities, may declare the principal amount of such obligations, including accrued and unpaid interest, to be immediately due and payable.  The Debt Documents and the amounts owed are as follows:

•
For the floating rate subordinated debentures due April 24, 2013 in the aggregate principal amount of $10.0 million, the Debt Document is the indenture between the Company and Wilmington Trust Company, as trustee, dated as of April 10, 2003.  As of June 30, 2011, approximately $10.2 million in principal and interest was owed under the Debt Document, all of which is unsecured.

•
For the floating rate subordinated debentures due April 7, 2014 in the aggregate principal amount of $4.0 million, the Debt Document is the indenture between Integra Bank Corporation and Wilmington Trust Company, as trustee, dated as of March 25, 2004.  As of June 30, 2011, approximately $4.1 million in principal and interest was owed under the Debt Document, all of which is unsecured.

•
For Integra Capital Trust II, which issued floating rate trust preferred securities due July 25, 2031 in the aggregate principal amount of $18.6 million, the Debt Documents are (1) the indenture between the Company and The Bank of New York, as trustee, dated as of July 16, 2001 and (2) the guarantee agreement between Integra Bank Corporation and The Bank of New York, as guarantee trustee, dated as of July 16, 2001.  As of June 30, 2011, approximately $20.2 million in principal and interest was owed under the Debt Documents, all of which is unsecured.

•
For Integra Capital Trust III, which issued floating rate trust preferred securities due June 26, 2033, in the aggregate principal amount of $35.6 million, the Debt Documents are (1) the indenture between Integra Bank Corporation and U.S. Bank National Association, as trustee, dated as of June 26, 2003 and (2) the guarantee agreement between Integra Bank Corporation and U.S. Bank National Association, as guarantee trustee, dated as of June 26, 2003.  As of June 30, 2011, approximately $37.8 million in principal and interest was owed under the Debt Documents, all of which is unsecured.

•
For Integra Capital Trust IV, which issued floating rate trust preferred securities due June 30, 2037, in the aggregate principal amount of $20.6 million, the Debt Documents are (1) the indenture between Integra Bank Corporation and Wilmington Trust Company, as trustee, dated as of April 5, 2007 and (2) the guarantee agreement between Integra Bank Corporation and Wilmington Trust Company, as guarantee trustee, dated as of April 5, 2007.  As of June 30, 2011, approximately $21.3 million in principal and interest was owed under the Debt Documents, all of which is unsecured.

•
For Integra Capital Trust V, which issued floating rate trust preferred securities due December 15, 2036, in the aggregate principal amount of $10.3 million, the Debt Documents are (1) the indenture between Integra Bank Corporation (as successor to Prairie Financial Corporation) and LaSalle Bank National Association, as trustee, dated as of October 16, 2006 and (2) the guarantee agreement between Integra Bank Corporation and (as successor to Prairie Financial Corporation) and LaSalle Bank National Association, as guarantee trustee, dated as of October 16, 2006.  As of June 30, 2011, approximately $10.7 million in principal and interest was owed under the Debt Documents, all of which is unsecured.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2011, the following members of the Company’s Board of Directors resigned effective immediately:  Robert L. Goocher, H. Ray Hoops, Thomas W. Miller, Richard M. Stivers and Daniel T. Wolfe.  Michael J. Alley is now the sole member of the Board of Directors.

On July 29, 2011, the Company’s Board of Directors removed all officers of the Company from their positions without cause and appointed the following persons as the Company’s only officers:  Michael J. Alley - Chairman of the Board and President; Michael B. Carroll - Treasurer; and Jeffrey L. Devine - Secretary.

Item 5.03.  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective July 29, 2011, the Company By-Laws were amended to eliminate the requirement that the Board of Directors have not less than five members.

Item 9.01  Financial Statements and Exhibits.

Exhibit 3.1 - Amendment to By-Laws Effective July 29, 2011.

Exhibit 99.1 – Letter from Michael J. Alley dated July 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2011

INTEGRA BANK CORPORATION

	By:	/s/ Michael B. Carroll
Michael B. Carroll
Treasurer